Morgan Stanley Quality Municipal Securities
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002

Securit  Date of   Price   Shares   % of    Total         Purcha  Broker
y        Purchase  Of      Purchas  Assets  Issued        sed
                   Shares  ed                             By
                                                          Fund
Dallas-  12/14/01  $96.99   3,000,0 0.89%   $650,000,000  0.46%   Salomon
Fort                             00                               Brother
Worth
Int
Arpt,
TX,
Refg &
Impr
Ser
2001 A
Grand    11/15/01  $104.0   4,565,0 1.32%    $34,155,000  13.37%  Salomon
Strand                  3        00                               Brother
Wtr &                                                             s
Swr
Auth,SC
, Refg
Ser
2002
(FSA)
Orlando  10/19/01  $103.2   2,000,0 0.58%   $258,815,000  0.77%   Goldman
Util                    7        00                               Sachs
Comm,
FL, Wtr
& Elec
Ser
2001(Aa
1/AA)
Sabine   11/08/01  $100.0   5,000,0 1.44%   $485,290,000  1.03%   Bear
River                   0        00                               Stearns
Auth,
TXU
Elec,
Refg
Ser
2001
B(AMT)